Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 MEF of Sprott Physical Gold Trust (the “Trust”) of our report dated May 25, 2010, with respect to the financial statements of the Trust as at March 31, 2010, included in the Registration Statement on Form F-1 dated September 3, 2010, as amended (File No. 333-169225). We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

Toronto, Canada

September 17, 2010	/s/ Ernst & Young LLP

Ernst & Young LLP
Chartered Accountants
Licensed Public Accountants